EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 and Form S-3) of United TransNet, Inc. and to the incorporation by reference therein of our report dated May 1, 1996 with respect to the financial statements of Eddy Messenger Service, Inc. included in the Post-Effective Amendment No. 2 to Registration Statement (Form S-1, No. 333-396) and related Prospectus of United TransNet, Inc. for the registration of 2,000,000 shares of its common stock, filed on May 23, 1996.


ERNST & YOUNG LLP
White Plains, New York
June 17, 1996